PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
SECOND QUARTER ENDED JUNE 30, 2013

Fort Lauderdale, Florida
July 30, 2013

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for its second quarter ended June 30, 2013. For the quarter ended June 30, 2013, net income attributable to SEACOR Holdings Inc. was $19.3 million, or $0.91 per diluted share. For the six months ended June 30, 2013, net income attributable to SEACOR Holdings Inc. was $8.4 million, or $0.42 per diluted share.
For the preceding quarter ended March 31, 2013, the Company reported a net loss attributable to SEACOR Holdings Inc. of $10.9 million, or $0.55 per diluted share.
A comparison of results for the quarter ended June 30, 2013 with the preceding quarter ended March 31, 2013 is included in "Highlights for the Quarter" discussion below.
For the quarter ended June 30, 2012, net income attributable to SEACOR Holdings Inc. was $11.2 million, or $0.54 per diluted share, including income from continuing operations of $6.4 million, or $0.31 per diluted share. For the six months ended June 30, 2012, net income attributable to SEACOR Holdings Inc. was $47.7 million, or $2.29 per diluted share, including income from continuing operations of $27.7 million, or $1.33 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating income was $18.3 million on operating revenues of $138.7 million compared with operating income of $5.2 million on operating revenues of $124.0 million in the preceding quarter.
In the U.S. Gulf of Mexico, operating revenues were $2.3 million higher in the second quarter. Time charter revenues for the Company's liftboat fleet were $5.4 million higher primarily due to the seasonal upturn in activity levels. Time charter revenues for the Company's anchor handling towing supply vessels were $6.4 million lower primarily due to increased out-of-service days for drydockings. Time charter revenues for other vessel classes were $2.9 million higher primarily due to improved utilization and higher day rates for the Company's supply vessels. Utilization in the U.S Gulf of Mexico was 78.6% compared with 73.7% in the preceding quarter and average day rates increased from $15,119 per day to $15,267 per day. As of June 30, 2013, the Company had no vessels cold-stacked in the U.S. Gulf of Mexico.

In International regions, excluding the contribution of the wind farm utility vessels, operating revenues were $11.0 million higher in the second quarter. In Mexico, Central and South America, time charter revenues were $5.5 million higher primarily due to the commencement of contracts for three vessels mobilized from the U.S. Gulf of Mexico and $3.3 million higher primarily due to reduced drydocking activity and improved spot market conditions in Brazil. In Asia, time charter revenues were $1.9 million higher primarily due to the commencement of a term charter in Sakhalin. In other international regions, time charter revenues were lower primarily due to increased drydocking activity in West Africa. Utilization was 85.0% compared with 83.2% in the preceding quarter and average day rates increased from $10,942 per day to $12,177 per day.

Operating expenses were $7.6 million higher in the second quarter primarily due to vessels mobilizing between geographic regions, a general increase in activity levels and increased drydocking expenses. During the second quarter, drydocking costs were $14.8 million compared with $11.2 million in the preceding quarter. The number of out-of-service days attributable to drydockings was 994 days compared with 645 days in the preceding quarter.

In the second quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, decreased by 70 days, or 1% primarily due to net fleet dispositions. Overall utilization, excluding wind farm utility vessels, increased from 79.0% to 82.0% and overall average day rates, excluding wind farm utility vessels, increased by 6% from $12,878 per day to $13,588 per day. Time charter operating data by vessel class is presented in the table included herein.
During the second quarter, the Company sold six offshore support vessels and other equipment for net proceeds of $14.7 million and gains of $7.9 million. During the preceding quarter, the Company sold two offshore support vessels and other equipment for net proceeds of $60.6 million and gains of $2.3 million.
During the second quarter, the Company acquired a 100% controlling interest in its C-Lift joint venture through the acquisition of its partner's 50% interest and recognized a $4.2 million gain, net of tax, included in equity in earnings of 50% or less owned companies upon marking its investment to fair value.
Inland River Services - Operating income was $5.5 million on operating revenues of $47.4 million compared with operating income of $3.3 million on operating revenues of $50.1 million in the preceding quarter. Second quarter results included $4.3 million of gains on asset dispositions compared with $0.7 million in gains in the preceding quarter. Operating results for the pooled hopper barge fleet were lower in the second quarter primarily due to difficult river operating conditions combined with continuing weak demand for barge freight. Operating results for the Company's fleeting operation improved primarily due to the impact of the opening of the Upper Mississippi and increased traffic through the Port of St. Louis. Operating results for the Company's terminal operations improved primarily due to higher throughput volumes of crude oil at the Company's Gateway terminal in Sauget, Illinois.
Shipping Services - Operating income was $4.6 million on operating revenues of $48.1 million compared with operating income of $3.8 million on operating revenues of $46.5 million in the preceding quarter. Operating results for petroleum transportation were $2.2 million lower in the second quarter primarily due to more days out-of-service for drydocking and higher drydocking expenses partially offset by an increase in time charter rates for two U.S.-flag product tankers. Operating results for harbor towing and bunkering were $2.7 million higher in the second quarter primarily due to an impairment charge of $3.0 million for two harbor tugs in the preceding quarter. Operating results for short-sea and liner transportation were $0.7 million higher primarily due to increased cargo shipping demand. Equity in losses were lower in the second quarter primarily due to improved results from the Company's Jones Act liner transportation joint venture.
Ethanol and Industrial Alcohol - Ethanol and Industrial Alcohol reported segment profit of $0.5 million on operating revenues of $61.4 million compared with a segment loss of $3.3 million on operating revenues of $32.8 million in the preceding quarter. The improvement in segment profit was primarily due to higher fuel ethanol margins.
Other - Other reported a segment profit of $0.1 million during the second quarter. In the preceding quarter, segment profit of $2.4 million was primarily due to a gain on the sale of real property.
Capital Commitments - As of June 30, 2013, the Company's unfunded capital commitments were $150.1 million and included: 17 offshore support vessels for $128.2 million; two inland river tank barges for $2.9 million; five inland river towboats for $10.9 million; one U.S.-flag harbor tug for $1.6 million; and other equipment and improvements for $6.5 million. Of these commitments, $55.6 million is payable during 2013 with the balance payable through 2015. These unfunded capital commitments exclude $139.4 million related to two Liquefied Petroleum Gas tankers (Very Large Gas Carriers, otherwise known as "VLGC's") that the Company's Shipping Services business segment committed to construct during the second quarter. Subsequent to June 30, 2013, the Company contributed $42.1 million in net cash and other consideration valued at $14.9 million that included certain progress payments made toward the construction of the two VLGC's, the construction contracts for the VLGC's and the related options to construct additional VLGC's to Dorian LPG Ltd. in exchange for a noncontrolling ownership interest.
As of June 30, 2013, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $589.2 million.
* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, inland river and shipping. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating Revenues	$315,563	$309,225	$582,627	$607,074
Costs and Expenses:
Operating	240,113	244,545	441,026	452,964
Administrative and general	34,718	36,301	70,363	71,292
Depreciation and amortization	33,783	33,220	67,331	62,922
	308,614	314,066	578,720	587,178
Gains on Asset Dispositions and Impairments, Net	12,305	3,342	14,320	7,119
Operating Income (Loss)	19,254	(1,499)	18,227	27,015
Other Income (Expense):
Interest income	3,218	7,392	6,385	10,035
Interest expense	(7,922)	(10,012)	(20,762)	(19,999)
Debt extinguishment losses, net	—	—	—	(160)
Marketable security gains, net	6,557	11,596	10,552	14,954
Derivative gains (losses), net	(825)	2,554	(2,932)	(404)
Foreign currency gains (losses), net	(916)	(1,024)	(4,927)	637
Other, net	195	443	198	359
	307	10,949	(11,486)	5,422
Income from Continuing Operations Before Income Tax Expense and Equity in Earnings from 50% or Less Owned Companies	19,561	9,450	6,741	32,437
Income Tax Expense	7,975	3,250	5,322	12,710
Income from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	11,586	6,200	1,419	19,727
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	7,710	295	6,841	7,956
Income from Continuing Operations	19,296	6,495	8,260	27,683
Income (Loss) from Discontinued Operations, Net of Tax	—	4,804	(211)	19,989
Net Income	19,296	11,299	8,049	47,672
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	25	50	(348)	(65)
Net Income attributable to SEACOR Holdings Inc.	$19,271	$11,249	$8,397	$47,737

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$19,271	$6,445	$8,508	$27,748
Discontinued operations	—	4,804	(111)	19,989
	$19,271	$11,249	$8,397	$47,737
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.97	$0.31	$0.43	$1.35
Discontinued operations	—	0.24	(0.01)	0.97
	$0.97	$0.55	$0.42	$2.32
Diluted Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.91	$0.31	$0.42	$1.33
Discontinued operations	—	0.23	—	0.96
	$0.91	$0.54	$0.42	$2.29
Weighted Average Common Shares Outstanding:
Basic	19,825,229	20,584,567	19,782,318	20,552,114
Diluted	24,392,312	20,871,380	20,114,904	20,883,570

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Operating Revenues	$315,563	$267,064	$362,368	$338,855	$309,225
Costs and Expenses:
Operating	240,113	200,913	270,500	254,005	244,545
Administrative and general	34,718	35,645	55,942	39,509	36,301
Depreciation and amortization	33,783	33,548	34,398	34,347	33,220
	308,614	270,106	360,840	327,861	314,066
Gains on Asset Dispositions and Impairments, Net	12,305	2,015	7,804	9,064	3,342
Operating Income (Loss)	19,254	(1,027)	9,332	20,058	(1,499)
Other Income (Expense):
Interest income	3,218	3,167	3,435	3,890	7,392
Interest expense	(7,922)	(12,840)	(7,816)	(10,076)	(10,012)
Marketable security gains (losses), net	6,557	3,995	(333)	(1,730)	11,596
Derivative gains (losses), net	(825)	(2,107)	(378)	(2,030)	2,554
Foreign currency gains (losses), net	(916)	(4,011)	(34)	1,028	(1,024)
Other, net	195	3	(309)	7,098	443
	307	(11,793)	(5,435)	(1,820)	10,949
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	19,561	(12,820)	3,897	18,238	9,450
Income Tax Expense (Benefit)	7,975	(2,653)	3,769	7,702	3,250
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	11,586	(10,167)	128	10,536	6,200
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	7,710	(869)	(12,423)	(1,297)	295
Income (Loss) from Continuing Operations	19,296	(11,036)	(12,295)	9,239	6,495
Income (Loss) from Discontinued Operations, Net of Tax	—	(211)	9,578	6,265	4,804
Net Income (Loss)	19,296	(11,247)	(2,717)	15,504	11,299
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	25	(373)	(93)	(598)	50
Net Income (Loss) attributable to SEACOR Holdings Inc.	$19,271	$(10,874)	$(2,624)	$16,102	$11,249

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$19,271	$(10,763)	$(12,242)	$9,837	$6,445
Discontinued operations	—	(111)	9,618	6,265	4,804
	$19,271	$(10,874)	$(2,624)	$16,102	$11,249
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.97	$(0.55)	$(0.61)	$0.48	$0.31
Discontinued operations	—	—	0.48	0.31	0.24
	$0.97	$(0.55)	$(0.13)	$0.79	$0.55
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.91	$(0.55)	$(0.61)	$0.47	$0.31
Discontinued operations	—	—	0.48	0.31	0.23
	$0.91	$(0.55)	$(0.13)	$0.78	$0.54
Weighted Average Common Shares of Outstanding:
Basic	19,825	19,739	20,173	20,433	20,585
Diluted	24,392	19,739	20,173	20,740	20,871
Common Shares Outstanding at Period End	20,184	20,106	19,888	20,851	20,948
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$5.00	$—	$—

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Offshore Marine Services
Operating Revenues	$138,678	$124,016	$141,133	$134,322	$123,276
Costs and Expenses:
Operating	97,581	90,031	91,414	88,842	94,084
Administrative and general	14,235	14,827	19,456	14,795	13,146
Depreciation and amortization	16,460	16,287	16,750	16,051	15,859
	128,276	121,145	127,620	119,688	123,089
Gains on Asset Dispositions	7,895	2,339	5,822	6,585	624
Operating Income	18,297	5,210	19,335	21,219	811
Other Income (Expense):
Derivative gains (losses), net	175	150	(243)	—	—
Foreign currency gains (losses), net	(833)	(3,264)	(409)	717	(354)
Other, net	11	—	(9)	—	11
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	7,694	1,313	1,146	1,238	1,001
Segment Profit	$25,344	$3,409	$19,820	$23,174	$1,469

OIBDA(1)	$34,757	$21,497	$36,085	$37,270	$16,670
Drydocking expenditures (included in operating costs and expenses)	$14,804	$11,225	$7,261	$4,343	$10,810
Out-of-service days for drydockings	994	645	323	315	795

Inland River Services
Operating Revenues	$47,357	$50,077	$66,476	$53,293	$53,302
Costs and Expenses:
Operating	35,193	36,389	47,630	38,320	37,463
Administrative and general	3,921	4,024	4,689	3,480	3,773
Depreciation and amortization	7,078	7,084	6,684	7,335	7,244
	46,192	47,497	59,003	49,135	48,480
Gains on Asset Dispositions	4,296	697	1,378	3,503	858
Operating Income	5,461	3,277	8,851	7,661	5,680
Other Income (Expense):
Foreign currency gains (losses), net	219	(137)	144	33	(71)
Other, net	—	—	(1)	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1	(2,387)	(1,772)	(2,227)	439
Segment Profit	$5,681	$753	$7,222	$5,467	$6,048

OIBDA(1)	$12,539	$10,361	$15,535	$14,996	$12,924

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Shipping Services
Operating Revenues	$48,103	$46,476	$46,322	$45,157	$42,824
Costs and Expenses:
Operating	29,554	26,614	28,250	28,089	28,214
Administrative and general	6,124	5,177	5,614	6,567	5,505
Depreciation and amortization	7,907	7,797	7,880	7,776	7,362
	43,585	39,588	41,744	42,432	41,081
Gains (Losses) on Asset Dispositions and Impairments, Net	114	(3,069)	1,123	145	1,860
Operating Income	4,632	3,819	5,701	2,870	3,603
Other Income (Expense):
Foreign currency gains (losses), net	(8)	(7)	(11)	8	(4)
Other, net	188	14	20	7,145	257
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(403)	(1,505)	(2,606)	(551)	(774)
Segment Profit	$4,409	$2,321	$3,104	$9,472	$3,082

OIBDA(1)	$12,539	$11,616	$13,581	$10,646	$10,965
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$2,884	$74	$2,137	$—	$—
Out-of-service days for drydockings of U.S.-flag product tankers	34	1	27	—	—

Ethanol and Industrial Alcohol
Operating Revenues	$61,378	$32,849	$42,280	$47,813	$58,938
Costs and Expenses:
Operating	59,402	34,045	43,364	45,472	57,201
Administrative and general	477	661	516	545	434
Depreciation and amortization	1,489	1,489	1,549	1,578	1,578
	61,368	36,195	45,429	47,595	59,213
Operating Income (Loss)	10	(3,346)	(3,149)	218	(275)
Other Income (Expense):
Derivative gains (losses), net	473	39	900	(1,035)	(236)
Segment Profit (Loss)	$483	$(3,307)	$(2,249)	$(817)	$(511)

OIBDA(1)	$1,499	$(1,857)	$(1,600)	$1,796	$1,303

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Other
Operating Revenues	$20,652	$14,324	$68,394	$58,336	$30,893
Costs and Expenses:
Operating	18,960	14,488	62,027	53,287	27,566
Administrative and general	1,323	1,656	7,492	5,635	5,899
Depreciation and amortization	96	99	721	753	711
	20,379	16,243	70,240	59,675	34,176
Gains (Losses) on Asset Dispositions and Impairments, Net	—	1,907	(363)	(1,169)	—
Operating Income (Loss)	273	(12)	(2,209)	(2,508)	(3,283)
Other Income (Expense):
Derivative gains (losses), net	(450)	842	649	(838)	2,516
Foreign currency gains (losses), net	(169)	(167)	12	(25)	(84)
Other, net	—	54	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	418	1,710	(9,191)	243	(371)
Segment Profit (Loss)	$72	$2,427	$(10,739)	$(3,128)	$(1,222)

OIBDA(1)	$369	$87	$(1,488)	$(1,755)	$(2,572)

Corporate and Eliminations
Operating Revenues	$(605)	$(678)	$(2,237)	$(66)	$(8)
Costs and Expenses:
Operating	(577)	(654)	(2,185)	(5)	17
Administrative and general	8,638	9,300	18,175	8,487	7,544
Depreciation and amortization	753	792	814	854	466
	8,814	9,438	16,804	9,336	8,027
Gains (Losses) on Asset Dispositions and Impairments, Net	—	141	(156)	—	—
Operating Loss	$(9,419)	$(9,975)	$(19,197)	$(9,402)	$(8,035)
Other Income (Expense):
Derivative gains (losses), net	$(1,023)	$(3,138)	$(1,684)	$(157)	$274
Foreign currency gains (losses), net	(125)	(436)	230	295	(511)
Other, net	(4)	(65)	(319)	(47)	175
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company's executive officers and other shore-based employees; (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company's ability to service existing fixed charges and incur additional indebtedness.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$394,783	$312,977	$248,204	$198,068	$289,851
Restricted cash	16,776	27,129	28,285	191,782	18,347
Marketable securities	27,264	22,568	21,668	22,134	32,821
Receivables:
Trade, net of allowance for doubtful accounts	188,128	172,889	224,944	216,861	199,049
Other	37,204	41,139	45,334	61,486	55,701
Inventories	22,955	31,966	25,787	22,356	27,248
Deferred income taxes	3,530	3,530	3,530	9,007	9,007
Prepaid expenses and other	11,715	8,834	12,719	14,256	10,883
Discontinued operations	—	384	108,153	175,836	156,461
Total current assets	702,355	621,416	718,624	911,786	799,368
Property and Equipment:
Historical cost	2,212,929	2,186,892	2,238,383	2,220,488	2,168,106
Accumulated depreciation	(806,672)	(785,765)	(763,803)	(745,503)	(714,730)
	1,406,257	1,401,127	1,474,580	1,474,985	1,453,376
Construction in progress	133,985	113,381	110,296	150,520	143,100
Net property and equipment	1,540,242	1,514,508	1,584,876	1,625,505	1,596,476
Investments, at Equity, and Advances to 50% or Less Owned Companies	293,793	299,778	272,535	230,834	281,992
Construction Reserve Funds & Title XI Reserve Funds	150,375	194,477	195,629	179,932	192,420
Goodwill	17,978	17,978	17,978	56,702	56,702
Intangible Assets, Net	14,594	15,754	15,305	19,931	21,116
Other Assets	48,996	51,576	55,123	63,235	66,861
Discontinued Operations	—	—	840,724	829,311	830,882
	$2,768,333	$2,715,487	$3,700,794	$3,917,236	$3,845,817

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$25,109	$15,435	$21,920	$193,539	$21,759
Current portion of capital lease obligations	10	2,711	2,900	4,442	4,719
Accounts payable and accrued expenses	73,185	69,008	107,892	101,455	96,929
Other current liabilities	112,310	109,300	93,093	120,500	137,415
Discontinued operations	—	300	39,836	76,726	59,756
Total current liabilities	210,614	196,754	265,641	496,662	320,578
Long-Term Debt	674,444	655,384	655,309	592,314	649,206
Capital Lease Obligations	24	36	59	87	117
Deferred Income Taxes	421,623	422,719	426,027	452,482	436,589
Deferred Gains and Other Liabilities	115,078	116,572	120,342	112,661	124,273
Discontinued Operations	—	2,599	490,741	379,546	445,870
Total liabilities	1,421,783	1,394,064	1,958,119	2,033,752	1,976,633
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	370	369	367	366	366
Additional paid-in capital	1,347,909	1,340,875	1,330,324	1,277,751	1,271,617
Retained earnings	1,066,697	1,047,426	1,473,509	1,576,518	1,560,416
Shares held in treasury, at cost	(1,089,061)	(1,089,064)	(1,088,560)	(997,541)	(987,485)
Accumulated other comprehensive loss, net of tax	(4,243)	(4,321)	(1,986)	(3,604)	(5,831)
	1,321,672	1,295,285	1,713,654	1,853,490	1,839,083
Noncontrolling interests in subsidiaries	24,878	26,138	29,021	29,994	30,101
Total equity	1,346,550	1,321,423	1,742,675	1,883,484	1,869,184
	$2,768,333	$2,715,487	$3,700,794	$3,917,236	$3,845,817

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Offshore Marine Services
Anchor handling towing supply	18	19	19	19	19
Crew	45	47	47	48	48
Mini-supply	8	9	9	9	9
Standby safety	25	25	25	25	25
Supply	26	26	26	25	28
Towing supply	3	3	3	3	3
Liftboats	17	20	20	20	20
Specialty	12	11	10	9	9
Wind farm utility	32	31	30	30	30
	186	191	189	188	191

Inland River Services
Inland river dry-cargo barges	1,413	1,434	1,444	1,444	1,453
Inland river liquid tank barges	75	80	81	80	78
Inland river deck barges	20	20	20	20	20
Inland river towboats	31	31	31	31	31
Dry-cargo vessel	1	1	1	1	1
	1,540	1,566	1,577	1,576	1,583

Shipping Services (1)
U.S.-flag:
Product tankers	7	7	7	7	7
RORO/deck barges	7	7	7	7	7
Dry bulk articulated tug-barge	1	1	1	1	1
Harbor tugs	24	22	22	23	23
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag:
Harbor tugs	4	4	4	4	4
Short Sea Container/RORO	8	7	7	7	8
	56	53	53	54	55
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Rates Per Day Worked:
Anchor handling towing supply	$23,635	$26,683	$25,059	$22,794	$24,541
Crew	7,719	7,664	7,231	7,267	7,134
Mini-supply	7,721	7,666	7,664	7,735	7,424
Standby safety	9,621	9,642	10,001	9,806	9,679
Supply	16,864	14,915	16,599	16,567	14,354
Towing supply	9,156	9,349	9,573	8,265	9,269
Specialty	24,822	12,950	20,635	26,195	14,557
Liftboats	22,062	18,573	20,673	19,830	17,454
Overall Average Rates Per Day Worked (excluding wind farm utility)	13,588	12,878	13,306	12,718	12,068
Wind farm utility	2,302	2,142	2,653	2,882	2,802
Overall Average Rates Per Day Worked	11,010	10,657	11,160	10,552	10,019

Utilization:
Anchor handling towing supply	74%	74%	63%	57%	63%
Crew	90%	91%	91%	94%	84%
Mini-supply	97%	74%	85%	88%	98%
Standby safety	86%	88%	87%	89%	87%
Supply	83%	72%	87%	77%	75%
Towing supply	79%	100%	94%	54%	51%
Specialty	54%	25%	57%	59%	45%
Liftboats	69%	64%	80%	82%	70%
Overall Fleet Utilization (excluding wind farm utility)	82%	79%	83%	82%	77%
Wind farm utility	93%	82%	88%	96%	93%
Overall Fleet Utilization	84%	79%	84%	85%	80%

Available Days:
Anchor handling towing supply	1,547	1,530	1,632	1,564	1,547
Crew	3,057	3,060	3,220	3,233	3,276
Mini-supply	565	630	644	644	637
Standby safety	2,184	2,160	2,208	2,208	2,195
Supply	1,538	1,581	1,656	1,631	1,649
Towing supply	182	180	184	184	360
Specialty	364	360	329	276	273
Liftboats	1,614	1,620	1,656	1,656	1,656
Overall Fleet Available Days (excluding wind farm utility)	11,051	11,121	11,529	11,396	11,593
Wind farm utility	2,889	2,790	2,760	2,760	2,730
Overall Fleet Available Days	13,940	13,911	14,289	14,156	14,323